Press Release

Source:	BNC Bancorp

Contact:	Richard D. Callicutt II
President and CEO
336-869-9200

BNC Bancorp Announces Earnings for Fourth Quarter and Full Year 2013

High Point, NC – BNC Bancorp (NASDAQ: BNCN) (“Company”), parent company for Bank of North Carolina (“Bank”), today reported financial results for the fourth quarter and year ended December 31, 2013.

Highlights for 2013:

•	BNC Bancorp’s stock was the highest performing bank stock in the Southeast United States based on a recent study provided by Bank Street Partners;

•	Richard D. Callicutt II was named President and Chief Executive Officer, upon the planned retirement of founding President and CEO, W. Swope Montgomery, Jr.;

•	Operating earnings per diluted share of $0.71, compared to $0.00 per diluted share for 2012;

•	Operating earnings of $19.1 million, compared to operating loss of $3.3 million for 2012;

•	Loans not recorded at fair value increased 17.6% during fiscal year 2013;

•	Fully taxable-equivalent net interest margin increased to 4.29%, compared to 3.85% for 2012;

•	Completed acquisition of Randolph Bank & Trust (“Randolph”), increasing our presence in Piedmont Triad area of North Carolina by approximately $250 million; and

•	Announced merger agreements with both South Street Financial Corporation, the parent company of Home Savings Bank, FSB in Albemarle, North Carolina ("South Street"), and Community First Financial Group, Inc. ("Community First"), the parent company of Harrington Bank, FSB in Chapel Hill, North Carolina.

Operating earnings for the quarter ended December 31, 2013 totaled $5.7 million, or $0.21 per diluted share, an increase of 12.7% compared to $5.1 million, or $0.19 per diluted share, for the quarter ended September 30, 2013, and an increase from an operating loss of $0.1 million, or $0.00 per diluted share, for the quarter ended December 31, 2012. Operating earnings exclude transaction-related expenses, bargain purchase gain on acquisitions, acquisition-related gains, and gain (loss) on sale of securities, and include preferred stock dividends.

Operating earnings for the year ended December 31, 2013 totaled $19.1 million, or $0.71 per diluted share, as compared to an operating loss of $3.3 million, or ($0.19) per diluted share, for the year ended December 31, 2012.

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Net income for the year ended December 31, 2013 was $17.2 million, an increase of 65.0% when compared to net income of $10.5 million for the year ended December 31, 2012. Net income available to common shareholders for the year ended December 31, 2013 was $16.2 million, or $0.61 per diluted share, an increase of 101.1% compared to net income available to common shareholders of $8.0 million, or $0.48 per diluted share, for the year ended December 31, 2012. The financial results for the year ended December 31, 2012 include $12.7 million of pre-tax bargain purchase gain the Company recorded on the acquisitions of Carolina Federal Savings Bank (“Carolina Federal”) and First Trust Bank (“First Trust”), as well as $3.0 million of pre-tax gains on the sale of investment securities.

Net income for the quarter ended December 31, 2013 was $3.3 million, a decrease of 35.2% compared to net income of $5.0 million for both the quarter ended September 30, 2013 and the quarter ended December 31, 2012. Net income available to common shareholders for the quarter ended December 31, 2013 was $3.3 million, or $0.12 per diluted share, a decrease of 35.0% compared to net income available to common shareholders of $5.0 million, or $0.19 per diluted share, for the quarter ended September 30, 2013, and a decrease of 26.4% compared to net income available to common shareholders of $4.4 million, or $0.19 per diluted share, for the fourth quarter of 2012. The financial results for the quarter ended December 31, 2013 include the impact of the acquisition of Randolph, which was completed on October 1, 2013, while the results for the quarter ended December 31, 2012 include $5.0 million of pre-tax bargain purchase gain the Company recorded on the acquisition of First Trust.

Average common shares outstanding increased significantly since the second half of 2012 as a result of the Company’s capital raise in June 2012, as well as common stock issued in connection with the acquisitions of KeySource Financial (“KeySource”), First Trust and Randolph. For the years ended December 31, 2013 and 2012, average fully-diluted shares outstanding were 26.7 million and 17.6 million, respectively.

Total assets at December 31, 2013 were $3.23 billion, an increase of 4.7% as compared to total assets of $3.08 billion at December 31, 2012. The increase in assets is primarily due to the acquisition of Randolph during the fourth quarter of 2013, offset by the Company’s decision to utilize excess liquidity to primarily repay higher cost deposits as they matured. This deleveraging has helped the Company execute on its strategic initiative to improve capital ratios and net interest margin. Excess liquidity was also used to purchase higher yielding investment securities, which has also contributed to the improved net interest margin.

Additional Highlights for 2013:

•	Redeemed all Series A Preferred Stock with non-dilutive term loan;

•	Diluted earnings per share of $0.61, compared to $0.48 per diluted share for 2012;

•	Net income available to common shareholders of $16.2 million, an increase of 101.1% compared to 2012;

•	Nonaccrual loans not covered by loss-share decreased 23.7% during fiscal year 2013;

•	Nonperforming assets decreased 27.1% during fiscal year 2013;

•	Fully taxable-equivalent net interest margin, before hedging costs, increased to 4.66%, compared to 4.21% for 2012;

•	Return on tangible common equity ratio of 7.50%, compared to 6.57% for 2012; and

•	Operating return on tangible common equity ratio of 8.79%, compared to (2.28%) for 2012.

Richard D. Callicutt II, President and CEO, stated, “The fourth quarter and all of 2013 were pivotal in solidifying the core earnings power of our organization.  We saw significant improvement in all of our key credit metrics while growing non-acquired loans by more than 17%.  We successfully completed the integration of the acquisitions from 2012 and began to see those provide a more solid platform for gains in market share.  The Randolph transaction and systems conversion were both completed in late 2013, allowing us to maximize the earnings opportunity in 2014 from that transaction.  Finally, the South Street and Community First announcements, both expected to close during the second quarter of 2014, have created more opportunity to leverage our infrastructure, diversify our deposit base, gain access to a client base that will benefit from an enhanced product offering and provide an additional revenue stream toward our future earnings goals.  Lastly, as of October 2013, all Bank of North Carolina employees are shareholders of our Company.  The ownership mentality as they perform their duties and responsibilities each day is paying off in focus, creativity and enthusiasm.”

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Operating Results

Fully taxable-equivalent (“FTE”) net interest income for the fourth quarter of 2013 was $31.8 million, an increase of 11.9% from $28.5 million for the third quarter of 2013, and an increase of 24.1% from $25.6 million for the fourth quarter of 2012. FTE net interest margin was 4.39% for the fourth quarter of 2013, an increase of 13 basis points from 4.26% for the third quarter of 2013, and an increase of 30 basis points from 4.09% for the fourth quarter of 2012. Without the cash flow hedging expense, FTE net interest margin for the fourth quarter of 2013 was 4.76%, compared to 4.65% for the third quarter of 2013 and 4.43% for the fourth quarter of 2012.

FTE net interest income for the year ended December 31, 2013 was $115.8 million, an increase of 34.1% from $86.4 million for the year ended December 31, 2012. FTE net interest margin was 4.29% for the year ended December 31, 2013, an increase of 44 basis points from 3.85% for the year ended December 31, 2012. Without the cash flow hedging expense, FTE net interest margin for the year ended December 31, 2013 was 4.66%, compared to 4.21% for the comparable period of 2012.

Average interest-earning assets were $2.88 billion for the fourth quarter of 2013, an increase of 8.6% from $2.65 billion during the third quarter of 2013, and an increase of 15.4% from $2.50 billion for the fourth quarter of 2012. The increase from the third quarter of 2013 was primarily due to the interest-earning assets acquired from Randolph, along with continued loan growth in our markets and an increase in our investment securities portfolio.

Average interest-earning assets were $2.70 billion for the year ended December 31, 2013, an increase of 20.1% from $2.24 billion for the year ended December 31, 2012. The increase in average interest-earning assets from 2012 is primarily due to the full year impact of interest-earning assets acquired from Carolina Federal, KeySource and First Trust during 2012, interest-earning assets acquired from Randolph during the fourth quarter of 2013, along with continued loan growth in our markets and an increase in our investment securities portfolio.

The Company’s average yield on interest-earning assets was 5.48% for the fourth quarter of 2013, an increase of 12 basis points from 5.36% for the third quarter of 2013, and an increase of 10 basis points from 5.38% for the fourth quarter of 2012. The increase from third quarter of 2013 was primarily due to the addition of higher yielding loans acquired from Randolph, as well as an increase in loan accretion from the acquired loan portfolio. The increase from the fourth quarter of 2012 was primarily due to higher loan accretion from the acquired loan portfolio, as well as the addition of higher yielding loans acquired from First Trust and Randolph. Loan accretion during the fourth quarter of 2013 totaled $4.2 million, an increase of 31.0% from loan accretion of $3.2 million for the third quarter of 2013, and an increase of 36.4% from $3.1 million of accretion recorded in the fourth quarter of 2012.

The Company’s average yield on interest-earning assets was 5.41% for the year ended December 31, 2013, an increase of 10 basis points compared to 5.31% for the comparable period of 2012. The increase from 2012 was primarily due to an increase in loan accretion from the acquired loan portfolio, as well as the addition of higher yielding loans acquired from Carolina Federal, KeySource, First Trust and Randolph. Loan accretion during the year ended December 31, 2013 totaled $14.4 million, an increase of 116.7% from loan accretion of $6.7 million for the year ended December 31, 2012. These increases were offset by lower yields earned on investment securities due to the replacement of matured and called investments with lower yielding securities.

Average interest-bearing liabilities were $2.56 billion for the fourth quarter of 2013, an increase of 7.6% from $2.38 billion for the third quarter of 2013, and an increase of 11.6% from $2.30 billion for the fourth quarter of 2012. The increase from the third quarter of 2013 was due to additional interest-bearing liabilities acquired from Randolph, as well as increased borrowings during the fourth quarter of 2013.

Average interest-bearing liabilities were $2.43 billion for the year ended December 31, 2013, an increase of 14.2% from $2.13 billion for the year ended December 31, 2012. The increase in average interest-bearing liabilities from 2012 is primarily due to the full year impact of the acquisitions of Carolina Federal, KeySource and First Trust during 2012, increased borrowings during fiscal year 2013 and the acquisition of Randolph, offset by the Company’s use of excess liquidity to primarily repay wholesale and non-core deposits as they matured.

The Company’s average cost of interest-bearing liabilities was 1.23% for the fourth quarter of 2013, which is consistent with the third quarter of 2013, and a decrease of 18 basis points from 1.41% for the fourth quarter of 2012. The decrease was due to the Company’s continued effort to reduce exposure to higher cost deposit products, as well as lower interest rates paid on borrowings, which was offset by continued increases in cash flow hedging expense. For the fourth quarter of 2013, cash flow hedging expenses totaled $2.7 million, compared to $2.6 million for the third quarter of 2013 and $2.1 million for the fourth quarter of 2012.

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The Company’s average cost of interest-bearing liabilities was 1.24% for the year ended December 31, 2013, a decrease of 31 basis points from 1.55% for the year ended December 31, 2012. This decrease was primarily due to the Company’s decision to reduce exposure to higher cost deposit products and aggressively reduce deposit rates over the past three quarters, as well as reductions in interest rates paid on borrowings. These rate decreases were slightly offset by an increase in cash flow hedging expense, which totaled $9.9 million for the year ended December 31, 2013, compared to $7.9 million for the year ended December 31, 2012.

Average Yields / Costs (FTE)

(unaudited)

	Year Ended December 31,		Three Months Ended
	2013	2012	December 31, 2013	September 30, 2013	December 31, 2012
Yield on interest-earning assets	5.41%	5.31%	5.48%	5.36%	5.38%
Cost of interest-bearing liabilities	1.24%	1.55%	1.23%	1.23%	1.41%
Cost of funds	1.11%	1.42%	1.09%	1.10%	1.28%
Net interest spread	4.17%	3.76%	4.25%	4.13%	3.97%
Net interest margin	4.29%	3.85%	4.39%	4.26%	4.09%

Net interest margin w/o hedging expense	4.66%	4.21%	4.76%	4.65%	4.43%

Non-interest income was $5.2 million for the fourth quarter of 2013, a decrease of 11.1% compared to $5.8 million for the third quarter of 2013, and a decrease of 50.2% from $10.4 million for the fourth quarter of 2012. Adjusted non-interest income was $5.2 million for the fourth quarter of 2013, a decrease of 3.3% from $5.3 million for the third quarter of 2013, and an increase of 8.3% from $4.8 million for the fourth quarter of 2012. Adjusted non-interest income excludes bargain purchase gain on acquisition, acquisition-related gains (includes income related to the subsequent settlement of a liability assumed in an acquisition) and gain (loss) on sale of securities. Service charge income increased by 35.4% from the third quarter of 2013 due to an increased volume of transactions, which was offset by a 29.0% decrease in mortgage fees due to decreases in the mortgage pipeline and reduced gain-on-sale margins.

For the year ended December 31, 2013, non-interest income was $22.8 million, a decrease of 31.2% compared to non-interest income of $33.1 million for the year ended December 31, 2012. Adjusted non-interest income was $21.7 million for the year ended December 31, 2013, an increase of 24.4% from $17.4 million for the year ended December 31, 2012. Adjusted non-interest income excludes bargain purchase gain on acquisitions, acquisition-related gains, gain (loss) on sale of securities and an insurance settlement received during 2013. The increase was primarily due to increased volume of mortgage originations, as the Company continued to expand commissioned originators across key target markets, as well as an increase in service charge income due to an increased volume of transactions, primarily due to our recent acquisitions.

Non-interest expense was $28.6 million for the fourth quarter of 2013, an increase of 27.6% compared to non-interest expense of $22.4 million for the third quarter of 2013, and an increase of 15.1% from $24.9 million for the fourth quarter of 2012. Excluding transaction-related costs, adjusted non-interest expense for the fourth quarter of 2013 was $24.7 million, an increase of 13.0% from $21.9 million for the third quarter of 2013, and an increase of 5.5% from $23.5 million for the fourth quarter of 2012. Transaction-related costs include legal and professional fees, personnel costs, data processing expenses, and other miscellaneous expenses directly attributable to the transaction. The increase from the third quarter of 2013 was primarily due to additional employees and facilities acquired from Randolph. The decrease from the fourth quarter of 2012 was primarily due to a reduction in valuation charges recorded on other real estate owned (“OREO”) and reduced loan, foreclosure and collection expenses.

Non-interest expense was $97.9 million for the year ended December 31, 2013, an increase of 19.0% from $82.3 million for the year ended December 31, 2012. Excluding transaction-related costs, adjusted non-interest expense for the year ended December 31, 2013 was $92.2 million, an increase of 19.6% from $77.1 million for the year ended December 31, 2012. The increase from 2012 was primarily due to the full year impact of the additional employees and facilities purchased in connection with the acquisitions of Carolina Federal, KeySource and First Trust during 2012, as well as the acquisition of Randolph during the fourth quarter of 2013. The additional expenses were partially offset by a reduction in valuation charges recorded on OREO and reduced loan, foreclosure and collection expenses.

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Non-Interest Income / Non-Interest Expense

(dollars in thousands; unaudited)

	Year Ended December 31,		Three Months Ended
	2013	2012	December 31, 2013	September 30, 2013	December 31, 2012
Non-interest income
Mortgage fees	$8,979	$6,169	$1,710	$2,408	$1,902
Service charges	4,314	3,149	1,354	1,000	916
Earnings on bank-owned life insurance	2,318	1,771	646	571	541
Gain (loss) on sale of securities	(42)	3,026	10	-	651
Bargain purchase gain on acquisitions	-	12,706	-	-	4,972
Other	7,237	6,317	1,458	1,845	1,412
Total non-interest income	$22,806	$33,138	$5,178	$5,824	$10,394

Non-interest expense
Salaries and employee benefits	$51,080	$40,861	$13,613	$12,399	11,986
Occupancy	6,547	4,965	1,691	1,666	1,527
Furniture and equipment	5,542	4,241	1,552	1,351	1,222
Data processing and supply	3,219	2,607	922	854	704
Advertising and business development	2,015	1,709	590	228	489
Insurance, professional and other services	4,655	3,187	1,495	1,111	1,013
FDIC insurance assessments	2,766	2,166	660	660	457
Loan, foreclosure and other real estate owned	8,949	10,944	2,093	1,962	3,665
Transaction-related expenses	5,768	5,212	3,884	540	1,406
Other	7,392	6,380	2,128	1,659	2,402
Total non-interest expense	$97,933	$82,272	$28,628	$22,430	$24,871

The following is a summary of transaction-related expenses incurred by transaction:

Transaction-Related Expenses

(dollars in thousands; unaudited)

	Year Ended December 31,		Three Months Ended
Transaction	2013	2012	December 31, 2013	September 30, 2013	December 31, 2012
Previous transactions	$1,056	$5,212	$-	$21	$1,406
Randolph	4,509	-	3,681	519	-
Community First/South Street	203	-	203	-	-
Total	$5,768	$5,212	$3,884	$540	$1,406

* - Costs associated with auction of CPP preferred stock and repurchase of warrant from U.S. Treasury.

Additional Operating Highlights

Total portfolio loans were $2.28 billion at December 31, 2013, an increase of 11.9% from $2.04 billion at December 31, 2012. The increase has primarily been due to the loans acquired from Randolph, as well as organic growth in commercial real estate and commercial construction loans, as the economic outlook in the Company’s markets continues to improve. Loans not recorded at fair value, which includes originated loans and acquired loans no longer required to be recorded at fair value, increased 21.4% during fiscal year 2013 to $1.77 billion. Included in this is $56.5 million of loans that have transferred from another loan category during 2013. Excluding these transfers, loans not recorded at fair value increased 17.6% during 2013. The table below outlines the Company’s loan portfolio mix between covered and non-covered loans for the past five quarters.

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	Gross Loan Growth
	(dollars in thousands; unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
Loans covered by loss share, at fair value	$170,528	$183,887	$202,073	$224,056	$248,930
Loans not covered by loss share, at fair value	334,524	219,671	260,542	270,149	327,674
Loans not recorded at fair value (1)	1,771,465	1,696,484	1,586,326	1,536,944	1,458,654
Total portfolio loans	$2,276,517	$2,100,042	$2,048,941	$2,031,149	$2,035,258

(1) Includes $17,133 of loans covered by loss-share agreements not recorded at fair value at December 31, 2013.

Change in balance (quarter/quarter):
Total portfolio loans	8.4%	2.5%	0.9%	-0.2%	7.1%
Loans not recorded at fair value	4.4%	6.9%	3.2%	5.4%	0.6%
Annual growth of loans not recorded at fair value	17.6%

Total deposits at December 31, 2013 were $2.71 billion, an increase of 1.9% from total deposits of $2.66 billion as of December 31, 2012. This increase was primarily due to deposits acquired from Randolph, offset by the Company’s decision to utilize excess liquidity and the acquired securities portfolios to repay higher cost deposits as they matured, as well as aggressively reducing time deposit rates. Wholesale deposits were 32.8% of total deposits at December 31, 2013, an increase compared to 28.4% as of December 31, 2012. Transactional accounts, which are comprised of non-interest bearing and interest-bearing demand accounts, increased $127.2 million, or 8.5%, over the past twelve months. At December 31, 2013, time deposits were 40.0% of total deposits, compared to 43.7% at December 31, 2012.

	Total Deposit Growth
	(dollars in thousands; unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
Non-interest bearing demand	$324,532	$299,670	$275,984	$267,458	$275,605
Interest-bearing demand	1,299,399	1,172,512	1,152,779	1,171,484	1,221,089
Time deposits	1,082,799	963,679	999,552	1,069,207	1,159,615
Total	$2,706,730	$2,435,861	$2,428,315	$2,508,149	$2,656,309

Change in balance (quarter/quarter)	11.1%	0.3%	-3.2%	-5.6%	15.0%

Annual deposit growth	1.9%

Total borrowings at December 31, 2013 were $227.1 million, an increase of 88.4% from total borrowings of $120.6 million as of December 31, 2012. At December 31, 2013, $125.6 million of these borrowings were short-term, while the remaining $101.5 million were long-term. The increase in borrowings was primarily due to additional borrowings from the Federal Home Loan Bank, which were used to repay higher cost deposits as they matured, as well as a term loan obtained during 2013 for the repurchase of Series A preferred stock.

Asset Quality

Net loan charge-offs for the fourth quarter of 2013 were $0.4 million, which included $0.5 million on loans not covered under loss-share agreements and net recoveries of $0.1 million on loans covered under loss-share agreements. The Company incurred $0.5 million in net charge-off losses, which represented 0.08% of average loans for the fourth quarter of 2013, compared to net charge-off losses of $2.9 million, or 0.55% of average loans, for the third quarter of 2013, and net charge-off losses of $3.8 million, or 0.78% of average loans, for the fourth quarter of 2012. The decrease in net charge-off losses during the fourth quarter of 2013 was due to an increased level of recoveries of previously charged-off loans, both covered under loss-share agreements and not covered.

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Net loan charge-offs for the year ended December 31, 2013 were $20.7 million, which included $11.0 million on loans covered under loss-share agreements and $9.7 million on loans not covered under loss-share agreements. The Company’s share of the covered net loan charge-offs for the year ended December 31, 2013 was $2.2 million, with the remainder being reimbursed by the FDIC. Combined with the $9.7 million of non-covered net charge-offs, the Company incurred $11.9 million in net charge-off losses, or 0.57% of average loans, during the year ended December 31, 2013, compared to $19.5 million in net charge-off losses, or 1.09% of average loans, for the year ended December 31, 2012.

During the fourth quarter of 2013, the Company recorded a provision for loan losses of $2.4 million, a decrease of 27.3% from $3.4 million recorded in the third quarter of 2013, and a decrease of 55.9% from $5.5 million recorded during the fourth quarter of 2012. The Company recorded $2.5 million of provision for loan losses on non-covered loans during the fourth quarter of 2013 and a provision reversal of $(0.1) million on loans covered under loss-share.

During the year ended December 31, 2013, the Company recorded a provision for loan losses of $12.2 million, a decrease of 46.4% from $22.7 million recorded for the year ended December 31, 2012. Of the $12.2 million in provision expense, $11.6 million related to non-covered loans. For the year ended December 31, 2013, the Company recorded a gross provision of $0.6 million on loans covered under loss-share.

The allowance for loan losses was $32.9 million at December 31, 2013, a decrease of 18.4% from $40.3 million at December 31, 2012. Loan loss reserves to total portfolio loans were 1.44% and 1.98% at December 31, 2013 and December 31, 2012, respectively. The allowance for loan loss allocated to loans not recorded at fair value was 1.51% and 1.72% at December 31, 2013 and December 31, 2012, respectively. The components of the allowance for loan loss as of December 31, 2013 were as follows:

Allowance for Loan Loss Summary

(dollars in thousands; unaudited)

At December 31, 2013

				Allowance
		Allowance		for
		for	Net	Loan Losses
	Loans	Loan Losses	Loans	%
Loans covered under loss-share agreements, at fair value	$170,528	$(5,925)	$164,603	3.47%
Loans not covered under loss-share agreements, at fair value	334,524	(153)	334,371	0.05%
Loans not recorded at fair value (1)	1,771,465	(26,797)	1,744,668	1.51%
Total portfolio loans	$2,276,517	$(32,875)	$2,243,642	1.44%

(1) Includes $17,133 of loans covered by loss-share agreements not recorded at fair value at December 31, 2013.

Nonperforming assets, which consist of nonaccrual loans, loans 90 days or more past due and OREO, were 2.74% of total assets at December 31, 2013, compared to 3.93% at December 31, 2012. Nonperforming assets not covered by loss-share were 1.52% of total assets not covered by loss-share as of December 31, 2013, compared to 1.82% at December 31, 2012. The covered assets are covered by FDIC loss-share agreements that provide 80% protection on those assets and are being carried at estimated fair value.

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Asset Quality Information

(dollars in thousands;  unaudited)

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Nonaccrual loans not covered by loss-share	$17,114	$21,262	$22,276	$27,212	$22,442
Nonaccrual loans covered by loss-share	23,745	29,892	44,317	52,274	46,981
OREO not covered by loss-share	28,833	29,271	29,143	31,177	28,811
OREO covered by loss-share	18,773	18,401	17,668	20,709	23,102
90 days past due not covered by loss-share	-	83	823	-	-
90 days past due covered by loss-share	-	1	-	-	-
Total nonperforming assets	$88,465	$98,910	$114,227	$131,372	$121,336
Nonperforming assets not covered by loss-share	$45,947	$50,616	$52,242	$58,389	$51,253

Total assets	$3,229,576	$2,968,709	$2,929,636	$2,929,191	$3,083,788
Total assets less covered assets	3,023,142	2,748,509	2,692,686	2,670,691	2,811,756

Total portfolio loans	2,276,517	2,100,042	2,048,941	2,031,149	2,035,258
Total accruing loans	2,235,658	2,048,888	1,982,348	1,951,663	1,965,835
Total portfolio loans less fair value loans	1,771,465	1,696,484	1,586,326	1,536,944	1,458,654
Total portfolio loans less covered loans	2,088,856	1,898,243	1,829,659	1,793,358	1,786,328

Total allowance for loan losses	32,875	32,358	32,859	38,148	40,292
Allowance for loans not covered by loss-share	26,797	24,721	24,218	24,966	25,028
Allowance for loans covered by loss-share	5,925	7,403	8,641	13,182	15,264
Allowance for acquired loans not covered by loss-share	153	234	-	-	-

Ratio of nonperforming assets to total assets	2.74%	3.33%	3.90%	4.48%	3.93%
Not covered by loss-share	1.52%	1.84%	1.94%	2.19%	1.82%

Ratio of nonperforming loans to total portfolio loans	1.79%	2.44%	3.29%	3.91%	3.41%
Not covered by loss-share	0.82%	1.12%	1.26%	1.52%	1.26%

Ratio of allowance for loan losses to total portfolio loans	1.44%	1.54%	1.60%	1.88%	1.98%
Ratio of allowance not covered by loss-share to portfolio loans not recorded at fair value	1.51%	1.46%	1.53%	1.62%	1.72%

Net charge-offs, QTD	$380	$4,788	$7,351	$8,172	$6,269
Net charge-offs, non-covered portion, QTD (1)	482	2,876	3,949	4,604	3,792
Ratio of net charge-offs, non-covered portion,
QTD to average portfolio loans, annualized (1)	0.08%	0.55%	0.78%	0.92%	0.78%

Loans restructured/modified not included in above,
(not 90 days past due or on nonaccrual)	$16,770	$13,802	$12,639	$10,896	$35,889

(1) Non-covered portion represents the Company's non-covered charge-offs and the 20% portion of the charge-offs relating to loans  covered under loss-share agreements.

Nonaccrual loans not covered by loss-share agreements totaled $17.1 million at December 31, 2013, a decrease of 23.7% from $22.4 million at December 31, 2012. Excluding loans covered by loss-share agreements, nonperforming loans as a percentage of total loans was 0.82% as of December 31, 2013, as compared to 1.26% as of December 31, 2012. Nonaccrual loans covered by loss-share agreements totaled $23.7 million as of December 31, 2013, a decrease of 49.5% from $47.0 million at December 31, 2012. The decrease is due to the Company’s sustained efforts in resolving acquired nonperforming loans.

Troubled debt restructurings (“TDRs”) were $18.8 million as of December 31, 2013, of which $2.9 million was covered under loss-share. Of the $18.8 million of TDRs, $16.8 million are performing under the terms of the restructured agreements, as compared to $44.9 million of TDRs as of December 31, 2012, of which $35.9 million were performing under the terms of the restructured agreements. The decrease in performing TDRs from December 31, 2012 was primarily due to a significant amount of restructurings that are no longer required to be reported as TDRs due to contractual performance over a passage of time. The increase in TDRs from September 30, 2013 to December 31, 2013 was due to one large TDR that was previously in nonaccrual status returning to accrual status during the fourth quarter.

8

OREO at December 31, 2013 totaled $47.6 million, which is a decrease of 8.3% from $51.9 million at December 31, 2012. At December 31, 2013, the carrying value of OREO covered by loss-share agreements was $18.8 million, a decrease of 18.7% from $23.1 million at December 31, 2012. OREO not covered by loss-share agreements totaled $28.8 million at December 31, 2013, unchanged from December 31, 2012. The Company has sold $7.7 million and $32.8 million of OREO properties during the quarter and year ended December 31, 2013, respectively, which was offset by $4.5 million and $31.3 million of additions to OREO. These additions include $4.2 million of OREO acquired from Randolph. For the quarter and year ended December 31, 2013, the Company recorded valuation adjustments of $0.7 million and $4.2 million, respectively, a decrease from valuation adjustments of $2.7 million and $7.1 million for the quarter and year ended December 31, 2012, respectively.

Capital Position

At December 31, 2013, shareholders’ equity was $271.3 million, a decrease of 3.9% from shareholders’ equity of $282.2 million as of December 31, 2012. In April 2013, the Company closed on a $30.0 million term loan and used the proceeds to redeem the $31.3 million of Series A preferred stock. As a result of this redemption, the Company recorded $356,000 of additional discount accretion during the second quarter of 2013. After this redemption and the conversion of 1,804,566 shares of Series B preferred stock to non-voting common stock in February 2013, the Company no longer has any preferred stock issued or outstanding. As part of the Randolph acquisition the Company issued 726,634 shares of common stock.

All of the Bank’s and Company’s capital ratios are estimated to exceed the minimum thresholds established for a well-capitalized bank by regulatory measures.

About BNC Bancorp and Bank of North Carolina

Headquartered in High Point, NC, BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank with $3.23 billion in assets. Bank of North Carolina provides a complete line of banking and financial services to individuals and businesses through its 39 banking offices in North and South Carolina. The Bank’s eight locations in South Carolina operate as BNC Bank. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is traded and quoted in the NASDAQ Capital Market under the symbol "BNCN."

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States.  BNC Bancorp's management uses these "non-GAAP" measures in their analysis of the Company's performance.  Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. See the attached tabular disclosures for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

“SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies' anticipated future financial performance.  This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations.   This press release contains forward-looking statements relating to the financial condition, results of operations and business of BNC Bancorp and the Bank. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC Bancorp, and the information available to management at the time that this press release was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (i) the economic recovery may face challenges causing its momentum to falter or a further recession; (ii) expected cost savings and other benefits anticipated in connection with our acquisitions may not be fully realized or realized within the expected time frame; (iii) our ability to integrate acquisitions and retain existing customers and attract new ones; and (iv) adverse changes in credit quality trends. Additional factors affecting BNC Bancorp and the Bank are discussed in BNC Bancorp’s filings with the Securities and Exchange Commission (the “SEC”), Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Please refer to the Securities and Exchange Commission’s website at www.sec.gov where you can review those documents. BNC Bancorp does not undertake a duty to update any forward-looking statements made in this press release.

9

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the
	Three Months Ended
	December 31, 2013	December 31, 2012	% Change
SUMMARY INCOME STATEMENTS
Interest income	$37,836	$32,224	17.4%
Interest expense	7,964	8,119	(1.9)
Net interest income	29,872	24,105	23.9
Provision for loan losses	2,435	5,520	(55.9)
Net interest income after provision for loan losses	27,437	18,585	47.6
Non-interest income	5,178	10,394	(50.2)
Non-interest expense	28,628	24,871	15.1
Income before income tax expense (benefit)	3,987	4,108	(3.0)
Income tax expense (benefit)	716	(940)	(176.2)
Net income	3,271	5,048	(35.2)
Preferred stock dividends and discount accretion	-	601	(100.0)
Net income available to common shareholders	$3,271	$4,447	(26.4)

PER SHARE DATA
Earnings per share, basic	$0.12	$0.19
Earnings per share, diluted	0.12	0.19
Operating earnings per share, diluted (1)	0.21	(0.00)
Tangible common book value per share (1)	8.66	8.20

Weighted average participating common shares:
Basic	27,293	24,272
Diluted	27,382	24,277
Period-end number of shares:
Common	27,303	24,650
Convertible preferred	-	1,805

PERFORMANCE RATIOS
Return on average assets	0.41%	0.63%
Operating return on average assets (1)	0.71%	-0.01%
Return on average common equity	4.79%	8.16%
Return on average tangible common equity (1)	5.90%	9.76%
Operating return on average tangible common equity (1)	9.98%	0.13%
Net interest margin (FTE)	4.39%	4.09%
Net interest margin w/o hedging expense (FTE)	4.76%	4.43%
Average equity to average assets	8.48%	9.43%
Allowance for loan losses as a % of portfolio loans	1.44%	1.98%
Allowance not covered by loss-share to portfolio loans not recorded at fair value	1.51%	1.72%
Nonperforming assets to total assets, end of period	2.74%	3.93%
Not covered by loss share	1.52%	1.82%
Ratio of net charge-offs, with covered portion, to
average total loans, annualized	0.08%	0.78%

SELECTED FINANCIAL DATA
Gain on sale of investment securities, net	$10	$651
Bargain purchase gain on acquisition	-	4,972
Fair value accretion	4,208	3,086
Hedging instrument expense	2,700	2,133
OREO valuation adjustments	713	2,734
Transaction-related expenses	3,884	1,406

(1)  See Reconciliation of Non-GAAP Financial Measures table for additional details.

10

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Year Ended
	December 31, 2013	December 31, 2012	% Change
SUMMARY INCOME STATEMENTS
Interest income	$138,670	$113,515	22.2%
Interest expense	30,063	32,891	(8.6)
Net interest income	108,607	80,624	34.7
Provision for loan losses	12,188	22,737	(46.4)
Net interest income after provision for loan losses	96,419	57,887	66.6
Non-interest income	22,806	33,138	(31.2)
Non-interest expense	97,933	82,272	19.0
Income before income tax expense (benefit)	21,292	8,753	143.3
Income tax expense (benefit)	4,045	(1,700)	(337.9)
Net income	17,247	10,453	65.0
Preferred stock dividends and discount accretion	1,060	2,404	(55.9)
Net income available to common shareholders	$16,187	$8,049	101.1

PER SHARE DATA
Earnings per share, basic	$0.61	$0.48
Earnings per share, diluted	0.61	0.48
Operating earnings per share, diluted (1)	0.71	(0.19)
Tangible common book value per share (1)	8.66	8.20

Weighted average participating common shares:
Basic	26,683	17,595
Diluted	26,714	17,599
Period-end number of shares:
Common	27,303	24,650
Convertible preferred	-	1,805

PERFORMANCE RATIOS
Return on average assets	0.54%	0.32%
Operating return on average assets (1)	0.63%	-0.13%
Return on average common equity	6.28%	5.11%
Return on average tangible common equity (1)	7.50%	6.57%
Operating return on average tangible common equity (1)	8.79%	-2.28%
Net interest margin (FTE)	4.29%	3.85%
Net interest margin w/o hedging expense (FTE)	4.66%	4.21%
Average equity to average assets	8.94%	8.37%
Allowance for loan losses as a % of portfolio loans	1.44%	1.98%
Allowance not covered by loss-share to portfolio loans not recorded at fair value	1.51%	1.72%
Nonperforming assets to total assets, end of period	2.74%	3.93%
Nonperforming assets not covered by loss share	1.52%	1.82%
Ratio of net charge-offs, with covered portion, to
average total loans	0.57%	1.09%

SELECTED FINANCIAL DATA
Gain (loss) on sale of investment securities, net	$(42)	$3,026
Acquisition-related gain	719	-
Bragain purchase gain on acquisitions	-	12,706
Fair value accretion	14,418	6,654
Additional accretion from redemption of Series A preferred stock	356	-
Hedging instrument expense	9,863	7,940
OREO valuation adjustments	4,175	7,078
Transaction-related expenses	5,768	5,212

(1)  See Reconciliation of Non-GAAP Financial Measures table for additional details.

11

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	Three Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
SUMMARY INCOME STATEMENTS
Interest income	$37,836	$34,008	$33,675	$33,151	$32,224
Interest expense	7,964	7,372	7,364	7,363	8,119
Net interest income	29,872	26,636	26,311	25,788	24,105
Provision for loan losses	2,435	3,350	2,288	4,115	5,520
Net interest income after provision for loan losses	27,437	23,286	24,023	21,673	18,585
Non-interest income	5,178	5,824	5,602	6,202	10,394
Non-interest expense	28,628	22,430	23,759	23,116	24,871
Income before income tax expense (benefit)	3,987	6,680	5,866	4,759	4,108
Income tax expense (benefit)	716	1,650	1,199	480	(940)
Net income	3,271	5,030	4,667	4,279	5,048
Preferred stock dividends and discount accretion	-	-	531	529	601
Net income available to common shareholders	$3,271	$5,030	$4,136	$3,750	$4,447

Net interest income, as reported	$29,872	$26,636	$26,311	$25,788	$24,105
Fully Taxable-Equivalent ("FTE") adjustment	1,956	1,818	1,718	1,673	1,533
Net interest income, FTE	$31,828	$28,454	$28,029	$27,461	$25,638

PER SHARE DATA
Earnings per share, basic	$0.12	$0.19	$0.16	$0.14	$0.19
Earnings per share, diluted	0.12	0.19	0.16	0.14	0.19

Weighted average participating common shares:
Basic	27,293	26,502	26,475	26,464	24,272
Diluted	27,382	26,582	26,498	26,476	24,277
Period-end number of shares:
Common	27,303	26,526	26,479	26,472	24,650
Convertible preferred	-	-	-	-	1,805

PERFORMANCE RATIOS
Return on average assets	0.41%	0.68%	0.57%	0.51%	0.63%
Operating return on average assets (1)	0.71%	0.68%	0.58%	0.56%	-0.01%
Return on average common equity	4.79%	7.81%	6.49%	6.12%	8.16%
Return on average tangible common equity (1)	5.90%	9.19%	7.70%	7.33%	9.76%
Operating return on average tangible common equity (1)	9.98%	9.26%	7.85%	7.97%	0.13%
Net interest margin (FTE)	4.39%	4.26%	4.32%	4.20%	4.09%
Net interest margin w/o hedging expense (FTE)	4.76%	4.65%	4.68%	4.54%	4.43%
Average equity to average assets	8.48%	8.67%	9.06%	9.61%	9.43%
Allowance for loan losses as a % of portfolio loans	1.44%	1.54%	1.60%	1.88%	1.98%
Allowance not covered by loss-share to portfolio loans not recorded at fair value	1.51%	1.46%	1.53%	1.62%	1.72%
Nonperforming assets to total assets, end of period	2.74%	3.33%	3.90%	4.48%	3.93%
Not covered by loss share	1.52%	1.84%	1.94%	2.19%	1.82%
Ratio of net charge-offs, with covered portion, to
average total loans, annualized	0.08%	0.55%	0.78%	0.92%	0.78%

SELECTED FINANCIAL DATA
Gain (loss) on sale of investment securities, net	$10	$-	$176	$(228)	$651
Acquisition-related gain	-	-	-	719	-
Bargain purchase gain on acquisitions	-	-	-	-	4,972
Fair value accretion	4,208	3,213	3,664	3,333	3,086
Additional accretion from redemption of Series A preferred stock	-	-	356	-	-
Hedging instrument expense	2,700	2,625	2,333	2,205	2,133
OREO valuation adjustments	713	1,138	1,539	785	2,734
Transaction-related expenses	3,884	540	309	1,035	1,406

(1)  See Reconciliation of Non-GAAP Financial Measures table for additional details.

12

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	As of
	December 31, 2013	December 31, 2012	% Change
SELECTED BALANCE SHEET DATA
Portfolio loans:
Loans not covered by loss share	$2,088,856	$1,786,328	16.9%
Loans covered by loss share	187,661	248,930	(24.6)
Allowance for loan losses	(32,875)	(40,292)	(18.4)
Net portfolio loans	2,243,642	1,994,966	12.5
Loans held for sale	30,899	57,414	(46.2)
Investment securities	517,795	456,344	13.5
Total interest-earning assets	2,908,847	2,747,702	5.9
Total assets	3,229,576	3,083,788	4.7

Deposits:
Non-interest bearing deposits	324,532	275,605	17.8
Interest-bearing demand and savings	1,299,399	1,221,089	6.4
Time deposits	1,082,799	1,159,615	(6.6)
Total deposits	2,706,729	2,656,309	1.9
Borrowed funds	227,102	120,555	88.4
Total interest-bearing liabilities	2,609,299	2,501,259	4.3
Shareholders' equity:
Preferred equity	-	47,878	(100.0)
Common equity	268,024	228,937	17.1
Accumulated other comprehensive income	3,305	5,429	(39.1)
Total shareholders' equity	271,330	282,244	(3.9)

	As of
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
SELECTED BALANCE SHEET DATA
Portfolio loans:
Loans not covered by loss share	$2,088,856	$1,898,243	$1,829,659	$1,793,358	$1,786,328
Loans covered by loss share	187,661	201,799	219,282	237,791	248,930
Allowance for loan losses	(32,875)	(32,358)	(32,859)	(38,148)	(40,292)
Net portfolio loans	2,243,642	2,067,684	2,016,082	1,993,001	1,994,966
Loans held for sale	30,899	17,732	39,954	46,134	57,414
Investment securities	517,795	500,449	466,079	476,982	456,344
Total interest-earning assets	2,908,847	2,658,902	2,610,415	2,605,429	2,747,702
Total assets	3,229,576	2,968,709	2,929,636	2,929,191	3,083,788

Deposits:
Non-interest bearing deposits	324,532	299,670	275,984	267,458	275,605
Interest-bearing demand and savings	1,299,399	1,172,512	1,152,779	1,171,484	1,221,089
Time deposits	1,082,799	963,679	999,552	1,069,207	1,159,615
Total deposits	2,706,730	2,435,861	2,428,315	2,508,149	2,656,309
Borrowed funds	227,102	256,554	227,697	117,774	120,555
Total interest-bearing liabilities	2,609,299	2,392,745	2,380,028	2,358,465	2,501,259
Shareholders' equity:
Preferred equity	-	-	-	30,855	47,878
Common equity	268,024	256,048	251,872	248,747	228,937
Accumulated other comprehensive income	3,305	1,745	2,573	4,453	5,429
Total shareholders' equity	271,330	257,793	254,445	284,055	282,244

13

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	For the Year Ended
	December 31, 2013	December 31, 2012	% Change
SELECTED AVERAGE BALANCE SHEET DATA
Portfolio loans:
Loans not covered by loss share	$1,885,872	$1,503,120	25.5%
Loans covered by loss share	219,093	286,005	(23.4)
Net portfolio loans	2,104,965	1,789,125	17.7
Investment securities	483,984	353,040	37.1
Total interest-earning assets	2,696,475	2,244,423	20.1
Total assets	3,009,367	2,544,718	18.3

Deposits:
Non-interest bearing deposits	290,765	188,569	54.2
Interest-bearing demand and savings	1,197,958	997,951	20.0
Time deposits	1,038,088	1,004,644	3.3
Total deposits	2,526,811	2,191,164	15.3
Borrowed funds	193,771	124,223	56.0
Total interest-bearing liabilities	2,429,817	2,126,818	14.3
Shareholders' equity	269,123	212,955	26.4

	For the Three Month Period Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
SELECTED AVERAGE BALANCE SHEET DATA
Loans:
Loans not covered by loss share	$2,073,442	$1,862,366	$1,810,382	$1,794,323	$1,673,506
Loans covered by loss share	194,730	210,541	228,536	243,360	267,632
Total loans	2,268,172	2,072,907	2,038,918	2,037,683	1,941,138
Investment securities	515,296	484,959	473,301	461,781	400,482
Total interest-earning assets	2,878,999	2,650,389	2,604,275	2,650,229	2,495,019
Total assets	3,193,141	2,945,832	2,916,204	2,980,654	2,806,031

Deposits:
Non-interest bearing deposits	338,454	288,887	272,088	262,821	225,419
Interest-bearing demand and savings	1,291,291	1,172,608	1,150,213	1,176,740	1,109,651
Time deposits	1,035,759	979,871	1,021,098	1,117,159	1,059,670
Total deposits	2,665,504	2,441,366	2,443,398	2,556,720	2,394,740
Borrowed funds	235,303	228,336	189,308	120,496	126,007
Total interest-bearing liabilities	2,562,353	2,380,815	2,360,618	2,414,395	2,295,328
Shareholders' equity	270,702	255,524	264,201	286,388	264,643

14

LOAN MIX AND STRATIFICATION STATISTICS
BNC BANCORP
(Dollars in millions)
(Unaudited)

	As of
	December 31, 2013	December 31, 2012	% Change
Loans Not Covered Under Loss Share Agreements:
Construction, A&D, and Land	$261.3	$196.5	33.0
Residential Construction	32.5	27.3	19.1
Presold	18.2	15.8	15.2
Speculative	14.3	11.5	24.4
Loan size - over $400,000	1.8	3.7	(51.4)
Loan size - $200,000 to $400,000	4.8	2.9	65.5
Loan size - under $200,000	7.7	4.9	57.1

Commercial Construction	132.0	76.1	73.5
Loan size - $5 million and over	25.4	6.7	279.1
Loan size - $3 million to $5 million	28.9	6.7	331.3
Loan size - $1 million to $3 million	54.2	42.7	26.9
Loan size - under $1 million	23.5	20.0	17.5

Residential and Commercial A&D	7.9	18.1	(56.4)
Loan size - $3 million to $5 million	-	4.4	100.0
Loan size - $1 million to $3 million	3.5	9.1	(61.5)
Loan size - under $1 million	4.4	4.6	(4.4)

Land	88.9	75.0	18.5
Residential Buildable Lots	22.1	23.3	(5.2)
Commercial Buildable Lots	11.8	10.2	15.7
Land Held for Development	32.9	24.2	36.0
Raw and Agricultural Land	22.1	17.3	27.8

Commercial Real Estate	$1,244.0	$930.9	33.6
Multi-Family	61.6	47.5	29.7
Churches	53.5	42.8	25.0
Retail	911.8	674.3	35.2
Owner Occupied	263.8	196.0	34.6
Investment	648.0	478.3	35.5
Loan size - $5 million to $9 million	138.5	101.2	36.9
Loan size - $3 million to $5 million	113.5	79.4	43.0
Loan size - $1 million to $3 million	250.3	186.6	34.1
Loan size - under $1 million	145.7	111.1	31.1

Industrial	217.1	166.3	30.6
Owner Occupied	119.0	93.0	28.0
Investment	98.1	73.3	33.8
Loan size - $5 million and over	6.0	-	100.0
Loan size - $3 million to $5 million	11.2	4.1	173.2
Loan size - $1 million to $3 million	40.8	37.6	8.5
Loan size - under $1 million	40.1	31.6	26.9

15

LOAN MIX AND STRATIFICATION STATISTICS
BNC BANCORP
(Dollars in millions)
(Unaudited)

	Trends
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Loans Not Covered Under Loss Share Agreements:
Construction, A&D, and Land	$261.3	$225.5	$211.3	$232.3	$196.5
Residential Construction	32.5	28.6	32.6	31.1	27.3
Presold	18.2	16.0	18.7	18.6	15.8
Speculative	14.3	12.6	13.9	12.5	11.5
Loan size - over $400,000	1.8	2.2	3.3	4.3	3.7
Loan size - $200,000 to $400,000	4.8	4.9	5.5	3.2	2.9
Loan size - under $200,000	7.7	5.5	5.1	5.0	4.9

Commercial Construction	132.0	106.1	76.2	92.9	76.1
Loan size - $5 million and over	25.4	18.1	12.5	12.5	6.7
Loan size - $3 million to $5 million	28.9	15.4	10.7	11.0	6.7
Loan size - $1 million to $3 million	54.2	51.7	33.3	50.0	42.7
Loan size - under $1 million	23.5	20.9	19.7	19.4	20.0

Residential and Commercial A&D	7.9	9.4	17.6	15.1	18.1
Loan size - $3 million to $5 million	-	-	4.1	-	4.4
Loan size - $1 million to $3 million	3.5	3.6	6.6	8.8	9.1
Loan size - under $1 million	4.4	5.8	6.9	6.3	4.6

Land	88.9	81.4	84.9	93.2	75.0
Residential Buildable Lots	22.1	20.8	26.1	31.4	23.3
Commercial Buildable Lots	11.8	13.4	17.7	18.9	10.2
Land Held for Development	32.9	25.2	21.9	25.1	24.2
Raw and Agricultural Land	22.1	22.0	19.2	17.8	17.3

Commercial Real Estate	$1,244.0	$1,165.2	$1,109.8	$1,050.6	$930.9
Multi-Family	61.6	58.6	59.2	48.6	47.5
Churches	53.5	50.9	51.5	49.6	42.8
Retail	911.8	851.2	804.3	757.2	674.3
Owner Occupied	263.8	243.4	236.9	237.4	196.0
Investment	648.0	607.8	567.4	519.8	478.3
Loan size - $5 million to $9 million	138.5	135.4	95.1	89.0	101.2
Loan size - $3 million to $5 million	113.5	98.6	90.3	82.7	79.4
Loan size - $1 million to $3 million	250.3	238.3	242.4	215.5	186.6
Loan size - under $1 million	145.7	135.5	139.6	132.6	111.1

Industrial	217.1	204.5	194.8	195.2	166.3
Owner Occupied	119.0	113.2	101.5	105.2	93.0
Investment	98.1	91.3	93.3	90.0	73.3
Loan size - $5 million and over	6.0	6.1	6.0	6.2	-
Loan size - $3 million to $5 million	11.2	8.3	11.5	4.0	4.1
Loan size - $1 million to $3 million	40.8	38.7	35.8	41.7	37.6
Loan size - under $1 million	40.1	38.2	40.0	38.1	31.6

16

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended
Operating Earnings (Loss) per Share, Diluted (2)	December 31, 2013	September 30, 2013	December 31, 2012
Net income available to common shareholders (GAAP)	$3,271	$5,030	$4,447
Add: Transaction-related charges, net of tax	2,447	340	893
Less: Insurance settlement, net of tax	-	302	-
Bargain purchase gain on acquisition (nontaxable)	-	-	4,972
Gain on sale of investment securities, net of tax	6	-	413
Operating earnings (loss) (non-GAAP)	$5,712	$5,068	$(45)

Weighted average fully diluted shares outstanding	27,382	26,582	24,277

Operating earnings (loss) per share, diluted (non-GAAP)	$0.21	$0.19	$(0.00)

	For the Year Ended
Operating Earnings (Loss) per Share, Diluted (2)	December 31, 2013	December 31, 2012
Net income available to common shareholders (GAAP)	$16,187	$8,049
Add: Transaction-related charges, net of tax	3,634	3,310
Less: Insurance settlement, net of tax	302	-
Acquisition-related gain, net of tax	453	-
Bargain purchase gain on acquisitions (nontaxable)	-	12,706
Gain (loss) on sale of investment securities, net of tax	(26)	1,922
Operating earnings (loss) (non-GAAP)	$19,092	$(3,269)

Weighted average fully diluted shares outstanding	26,714	17,599

Operating earnings (loss) per share, diluted (non-GAAP)	$0.71	$(0.19)

	For the Three Months Ended
Adjusted Non-interest Income (2)	December 31, 2013	September 30, 2013	December 31, 2012
Non-interest income (GAAP)	$5,178	$5,824	$10,394
Less: Insurance settlement	-	479	-
Bargain purchase gain on acquisitions	-	-	4,972
Gain on sale of investment securities	10	-	651
Adjusted non-interest income (non-GAAP)	$5,168	$5,345	$4,771

	For the Year Ended
Adjusted Non-interest Income (2)	December 31, 2013	December 31, 2012
Non-interest income (GAAP)	$22,806	$33,138
Less: Insurance settlement	479	-
Acquisition-related gain	719	-
Bargain purchase gain on acquisitions	-	12,706
Gain (loss) on sale of investment securities	(42)	3,026
Adjusted non-interest income (non-GAAP)	$21,650	$17,406

	For the Three Months Ended
Adjusted Non-interest Expense (2)	December 31, 2013	September 30, 2013	December 31, 2012
Non-interest expense (GAAP)	$28,628	$22,430	$24,871
Less: Transaction-related expenses	3,884	540	1,406
Adjusted non-interest expense (non-GAAP)	$24,744	$21,890	$23,465

	For the Year Ended
Adjusted Non-interest Expense (2)	December 31, 2013	December 31, 2012
Non-interest expense (GAAP)	$97,933	$82,272
Less: Transaction-related expenses	5,768	5,212
Adjusted non-interest expense (non-GAAP)	$92,165	$77,060

17

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

Tangible Common Book Value per Share (3)	December 31, 2013	December 31, 2012
Shareholders' equity (GAAP)	$271,330	$282,244
Less: Preferred stock	-	47,878
Intangible assets	34,966	32,193
Tangible common shareholders equity (non-GAAP)	$236,363	$202,173

Common shares outstanding	27,303	24,651

Tangible common book value per share (non-GAAP)	$8.66	$8.20

	For the Three Months Ended
Return on Average Tangible Common Equity (3)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Net income available to common shareholders (GAAP)	$3,271	$5,030	$4,136	$3,750	$4,447
Plus: Amortization of intangibles, net of tax	241	160	160	160	105
Tangible net income available to common shareholders (non-GAAP)	$3,512	$5,190	$4,296	$3,910	$4,552

Average common shareholders equity	$270,702	$255,524	$255,624	$248,548	$216,825
Less: Average intangible assets	34,045	31,535	31,798	32,068	31,235
Average tangible common shareholders' equity (non-GAAP)	$236,657	$223,988	$223,826	$216,480	$185,590

Return on average tangible common equity (non-GAAP)	5.89%	9.19%	7.70%	7.33%	9.76%

	For the Year Ended
Return on Average Tangible Common Equity (3)	December 31, 2013	December 31, 2012
Net income available to common shareholders (GAAP)	$16,187	$8,049
Plus: Amortization of intangibles, net of tax	723	348
Tangible net income available to common shareholders (non-GAAP)	$16,910	$8,397

Average common shareholders equity	$257,678	$157,471
Less: Average intangible assets	32,361	29,581
Average tangible common shareholders' equity (non-GAAP)	$225,317	$127,890

Return on average tangible common equity (non-GAAP)	7.50%	6.57%

(2) Management uses these measures in their analysis of the Company's performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.
(3) Management believes investors use this measure to evaluate the Company's performance.

18

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended
Operating Return on Average Assets (2)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Net income available to common shareholders (GAAP)	$3,271	$5,030	$4,136	$3,750	$4,447
Plus: Transaction-related expenses, net of tax	2,447	340	195	652	893
Less: Insurance settlement, net of tax	-	302	-	-	-
Acquisition-related gain, net of tax	-	-	-	453	-
Bargain purchase gain on acquisition (nontaxable)				-	4,972
Gain (loss) on sale of investment securities, net of tax	6	-	111	(144)	413
Operating earnings (loss) (non-GAAP)	$5,712	$5,068	$4,220	$4,093	$(45)

Average assets	$3,193,141	$2,945,832	$2,916,204	$2,980,654	$2,806,031

Operating return on average assets (non-GAAP)	0.71%	0.68%	0.58%	0.56%	-0.01%

	For the Year Ended
Operating Return on Average Assets (2)	December 31, 2013	December 31, 2012
Net income available to common shareholders (GAAP)	$16,187	$8,049
Plus: Transaction-related expenses, net of tax	3,634	3,310
Less: Insurance settlement, net of tax	302	-
Acquisition-related gain, net of tax	453	-
Bargain purchase gain on acquisitions (nontaxable)	-	12,706
Gain (loss) on sale of investment securities, net of tax	(26)	1,922
Operating earnings (loss) (non-GAAP)	$19,092	$(3,269)

Average assets	$3,009,367	$2,544,718

Operating return on average assets (non-GAAP)	0.63%	-0.13%

	For the Three Months Ended
Operating Return on Average Tangible Common Equity (2)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Net income available to common shareholders (GAAP)	$3,271	$5,030	$4,136	$3,750	$4,447
Plus: Amortization of intangibles, net of tax	241	160	160	160	105
Transaction-related expenses, net of tax	2,447	340	195	652	893
Less: Insurance settlement, net of tax	-	302	-	-	-
Acquisition-related gain, net of tax	-	-	-	453	-
Bargain purchase gain on acquisition (nontaxable)	-	-	-	-	4,972
Gain (loss) on sale of investment securities, net of tax	6	-	111	(144)	413
Operating tangible net income available to common shareholders (non-GAAP)	$5,953	$5,229	$4,380	$4,253	$59

Average common shareholders equity	$270,702	$255,524	$255,624	$248,548	$216,825
Less: Average intangible assets	34,045	31,535	31,798	32,068	31,235
Average tangible common shareholders' equity (non-GAAP)	$236,657	$223,989	$223,826	$216,480	$185,590

Operating return on average tangible common equity (non-GAAP)	9.98%	9.26%	7.85%	7.97%	0.13%

	For the Year Ended
Operating Return on Average Tangible Common Equity (2)	December 31, 2013	December 31, 2012
Net income available to common shareholders (GAAP)	$16,187	$8,049
Plus: Amortization of intangibles, net of tax	723	348
Transaction-related expenses, net of tax	3,634	3,310
Less: Insurance settlement, net of tax	302	-
Acquisition-related gain, net of tax	453	-
Bargain purchase gain on acquisitions (nontaxable)	-	12,706
Gain (loss) on sale of investment securities, net of tax	(26)	1,922
Operating tangible net income (loss) available to common shareholders (non-GAAP)	$19,815	$(2,920)

Average common shareholders equity	$257,678	$157,471
Less: Average intangible assets	32,361	29,581
Average tangible common shareholders' equity (non-GAAP)	$225,317	$127,890

Operating return on average tangible common equity (non-GAAP)	8.79%	-2.28%

(2)  Management uses these measures in their analysis of the Company's performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.

19